FOR IMMEDIATE RELEASE:

NVIDIA Reports Financial Results for Third Quarter Fiscal 2014
Increases Dividend; Intends to Return to Shareholders $1 Billion of Capital in Fiscal 2015

•	Revenue of $1.054 billion.

•	GAAP net income of $118.7 million, or $0.20 per diluted share. Non-GAAP net income of $153.8 million, or $0.26 per diluted share.

•	GAAP and non-GAAP gross margins of 55.4 percent and 55.7 percent, respectively.
SANTA CLARA, Calif.-Nov. 7, 2013-NVIDIA (NASDAQ: NVDA) today reported revenue for the third quarter of fiscal 2014, ended Oct. 27, 2013, of $1.054 billion, up 7.9 percent from $977.2 million in the previous quarter.
GAAP earnings per diluted share were $0.20, up 25.0 percent from $0.16 in the previous quarter. Non-GAAP earnings per diluted share were $0.26, up 13.0 percent from $0.23 in the previous quarter.
NVIDIA also announced a 13 percent increase in the quarterly cash dividend to $0.085 per share ($0.34 per share on an annual basis) from $0.075 per share ($0.30 per share on an annual basis). NVIDIA will pay its next quarterly cash dividend of $0.085 per share on Dec. 13, 2013, to all stockholders of record on Nov. 21, 2013.
NVIDIA intends to return $1 billion in fiscal 2015 through stock repurchases and quarterly dividend payments. The company’s board of directors has authorized an additional $1 billion under the company’s stock repurchase program for a total of $1.286 billion available through the end of January 2016.
“Visual computing is increasingly important to more and more markets,” said Jen-Hsun Huang, president and chief executive officer of NVIDIA. “It’s creating demand for GPUs and opening up large opportunities. The proof can be seen in the proliferation of Tegra into new verticals like automotive and set-top boxes, in our all-time high Quadro and Tesla revenues, and in the record number of customer trials for our GRID datacenter initiative. At a time when many are struggling with the decline in the mainstream PC market, our visual computing leadership has positioned us well to grow with the accelerating adoption of GPUs in the cloud and the world of connected devices.”

GAAP Quarterly Financial Comparison
(in millions except per share data)	Q3 FY14	Q2 FY14	Q3 FY13	Q/Q	Y/Y
Revenue	$1,054.0	$977.2	$1,204.1	up 7.9%	down 12.5%
Gross margin	55.4%	55.8%	52.9%	down 40 bps	up 250 bps
Operating expenses	$443.4	$440.0	$384.4	up 0.8%	up 15.3%
Net income	$118.7	$96.4	$209.1	up 23.1%	down 43.2%
Earnings per share	$0.20	$0.16	$0.33	up 25.0%	down 39.4%

Non-GAAP* Quarterly Financial Comparison
(in millions except per share data)	Q3 FY14	Q2 FY14	Q3 FY13	Q/Q	Y/Y
Revenue	$1,054.0	$977.2	$1,204.1	up 7.9%	down 12.5%
Gross margin	55.7%	56.3%	53.1%	down 60 bps	up 260 bps
Operating expenses	$405.4	$400.8	$344.8	up 1.1%	up 17.6%
Net income	$153.8	$133.3	$245.5	up 15.3%	down 37.3%
Earnings per share	$0.26	$0.23	$0.39	up 13.0%	down 33.3%

*Non-GAAP earnings excluded stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs or credits, a restructuring charge in the third quarter of fiscal 2014, a legal settlement charge in the second quarter of fiscal 2014, and the tax impact associated with such items.
The company’s previously announced $750 million accelerated stock repurchase was completed on Oct. 22 with the delivery of an additional 14.6 million shares. In aggregate, we received 51.5 million shares at an average price of $14.56 per share. The common stock delivered to NVIDIA was placed into treasury stock.
Among highlights of the third quarter of fiscal 2014, NVIDIA:

•	Strengthened its mobile business, with the first shipments of Tegra® 4 devices - including China’s Mi3 smartphone from Xiaomi and Tegra Note™, a complete tablet platform.

•	Improved gaming for NVIDIA® SHIELD™ users, with the introduction of Gamepad Mapper, which expands support for thousands more Android gaming titles.

•	Launched its new flagship gaming GPU, GeForce® GTX™ 780 Ti, and the world’s most powerful workstation graphics card, Quadro® K6000.

•	Introduced revolutionary G-SYNC™ technology, which eliminates onscreen tearing, stuttering and lag by synchronizing the GPU and the display.

•	Announced that VMware Horizon View, a leading virtual desktop management product, now supports NVIDIA GRID technology.
NVIDIA’s outlook for the fourth quarter of fiscal 2014 is as follows:

•	Revenue is expected to be $1.05 billion, plus or minus two percent.

•	GAAP and non-GAAP margins are expected to be approximately 54.2 percent and 54.5 percent, respectively.

•	GAAP operating expenses are expected to be approximately $450 million; non-GAAP operating expenses are expected to be approximately $410 million.

•
GAAP and non-GAAP tax rates are expected to be 16 percent, plus or minus one percent. This estimate excludes any discrete tax events that may occur during the quarter, which, if realized, may increase or decrease our actual effective tax rates in the quarter.

Diluted shares for the fourth quarter are expected to be approximately 578.5 million.

CFO Commentary and Earnings Presentation
Commentary on the quarter by Colette Kress, NVIDIA chief financial officer, and a presentation, are available at www.nvidia.com/ir.

Conference Call and Webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its third quarter fiscal 2014 financial results and current financial prospects today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call, please dial (212) 231-2922. A live webcast (listen-only mode) of the conference call will be accessible at the NVIDIA investor relations web site www.nvidia.com/ir and at www.streetevents.com. The webcast will be recorded and available for replay until the company's conference call to discuss its financial results for its fourth quarter fiscal 2014.

Non-GAAP Measures
To supplement NVIDIA’s Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per share, and free cash flow. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs or credits, a restructuring charge, a legal settlement, a contribution expense, and the associated tax impact of these items, where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

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About NVIDIA
Since 1993, NVIDIA (NASDAQ: NVDA) has pioneered the art and science of visual computing. The company’s technologies are transforming a world of displays into a world of interactive discovery - for everyone from gamers to scientists, and consumers to enterprise customers. More information at http://nvidianews.nvidia.com and http://blogs.nvidia.com.

Certain statements in this press release including, but not limited to statements as to: the company’s planned return of capital to shareholders and the form of return visual computing’s importance; visual computing creating demand for GPUs and opening up large opportunities; proliferation of Tegra into new verticals; visual computing positing us well; our growth opportunities; the company’s financial outlook for the fourth quarter of fiscal 2014; and the company’s tax rate for the fourth quarter of fiscal year 2014 are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-Q for the fiscal period ended July 28, 2013. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2013 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce, GeForce GTX, Quadro, Tegra, Tegra Note, NVIDIA GRID, G-SYNC, Kepler and SHIELD are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

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For further information, contact:

Rob Csongor	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 566-6373	(408) 566-5150
rcsongor@nvidia.com	rsherbin@nvidia.com

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 27,	October 28,	October 27,	October 28,
	2013	2012	2013	2012

Revenue	$1,053,967	$1,204,110	$2,985,944	$3,173,257
Cost of revenue	469,552	567,452	1,337,423	1,532,516
Gross profit	584,415	636,658	1,648,521	1,640,741
Operating expenses
Research and development	340,294	284,180	999,193	849,275
Sales, general and administrative	103,133	100,261	320,025	326,800
Total operating expenses	443,427	384,441	1,319,218	1,176,075
Operating income	140,988	252,217	329,303	464,666
Interest and other income, net	496	1,411	12,063	11,265
Income before income tax expense	141,484	253,628	341,366	475,931
Income tax expense	22,750	44,548	48,293	87,368
Net income	$118,734	$209,080	$293,073	$388,563

Basic net income per share	$0.20	$0.34	$0.49	$0.63
Diluted net income per share	$0.20	$0.33	$0.49	$0.62

Shares used in basic per share computation	580,870	622,352	594,363	619,043
Shares used in diluted per share computation	588,752	628,845	600,108	625,973

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 27,	January 27,
	2013	2013
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$3,032,954	$3,727,883
Accounts receivable, net	447,631	454,252
Inventories	380,319	412,467
Prepaid expenses and other current assets	188,937	180,656
Total current assets	4,049,841	4,775,258

Property and equipment, net	595,418	576,144
Goodwill	643,179	641,030
Intangible assets, net	320,589	312,332
Other assets	102,346	107,481
Total assets	$5,711,373	$6,412,245

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$333,283	$356,428
Accrued liabilities and other current liabilities	652,644	619,795
Total current liabilities	985,927	976,223

Other long-term liabilities	387,784	589,321
Capital lease obligations, long term	17,015	18,998
Stockholders' equity	4,320,647	4,827,703
Total liabilities and stockholders' equity	$5,711,373	$6,412,245

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	October 27,	July 28,	October 28,	October 27,	October 28,
	2013	2013	2012	2013	2012

GAAP gross profit	$584,415	$545,538	$636,658	$1,648,521	$1,640,741
GAAP gross margin	55.4%	55.8%	52.9%	55.2%	51.7%
Stock-based compensation expense included in cost of revenue (A)	3,090	2,168	2,489	7,911	7,664
Legal settlement	—	2,290	—	2,290	—
Non-GAAP gross profit	$587,505	$549,996	$639,147	$1,658,722	$1,648,405
Non-GAAP gross margin	55.7%	56.3%	53.1%	55.6%	51.9%

GAAP operating expenses	$443,427	$440,004	$384,441	$1,319,218	$1,176,075
Stock-based compensation expense included in operating expense (A)	(31,209)	(30,227)	(30,580)	(92,180)	(93,229)
Amortization of acquisition-related intangible assets	(4,906)	(3,980)	(4,402)	(12,801)	(12,809)
Other acquisition-related costs or credits (B)	329	(4,984)	(4,666)	(9,601)	(14,631)
Contribution expense (C)	—	—	—	—	(20,127)
Restructuring charge	(2,235)	—	—	(2,235)	—
Non-GAAP operating expenses	$405,406	$400,813	$344,793	$1,202,401	$1,035,279

GAAP net income	$118,734	$96,448	$209,080	$293,073	$388,563
Total pre-tax impact of non-GAAP adjustments	41,111	43,649	42,137	127,018	148,460
Income tax impact of non-GAAP adjustments	(6,055)	(6,767)	(5,755)	(19,170)	(23,583)
Non-GAAP net income	$153,790	$133,330	$245,462	$400,921	$513,440

Diluted net income per share
GAAP	$0.20	$0.16	$0.33	$0.49	$0.62
Non-GAAP	$0.26	$0.23	$0.39	$0.67	$0.82

Shares used in diluted net income per share computation	588,752	592,006	628,845	600,108	625,973

Metrics:
GAAP net cash flow provided by operating activities	$162,315	$96,469	$181,485	$434,434	$373,163
Purchase of property and equipment and intangible assets	(38,159)	(84,986)	(44,684)	(188,812)	(135,551)
Free cash flow	$124,156	$11,483	$136,801	$245,622	$237,612

(A) Excludes stock-based compensation as follows:
	Three Months Ended			Nine Months Ended
	October 27,	July 28,	October 28,	October 27,	October 28,
	2013	2013	2012	2013	2012
Cost of revenue	$3,090	$2,168	$2,489	$7,911	$7,664
Research and development	$20,902	$18,555	$20,056	$61,392	$60,148
Sales, general and administrative	$10,307	$11,672	$10,524	$30,788	$33,081

(B) Consists of transaction costs, compensation charges, and other credits related to acquisitions.

(C) Net present value of a $25 million charitable contribution pledged on June 12, 2012 to Stanford Hospital and Clinic, payable over ten years.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q4 FY2014 Outlook

GAAP gross margin	54.2%
Impact of stock-based compensation (A)	0.3%
Non-GAAP gross margin	54.5%

Q4 FY2014 Outlook
(In millions)
GAAP operating expenses	$450.0
Stock-based compensation expense included in operating expense	(30.8)
Amortization of acquisition-related intangible assets	(4.9)
Other acquisition-related costs (B)	(4.3)
Non-GAAP operating expenses	$410.0

(A) Represents $2.7 million of stock-based compensation expense included in cost of revenue.
(B) Consists of transaction costs and compensation charges related to acquisitions.